                                                               EXHIBIT (a)(1)(F)


        GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
                            ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer--Social Security Numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.

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
                            Give the
                            SOCIAL SECURITY
For this type of account:   Number of--
-----------------------------------------------
1. Individual               The individual
2. Two or more individuals  The actual owner of
   (joint account)          the account or, if
                            combined funds, the
                            first individual on
                            the account(1)
3. Custodian account of a   The minor(2)
   minor (Uniform Gift to
   Minors Act)
4.a. The usual revocable    The grantor-
     savings trust account  trustee(1)
     (grantor is also
     trustee)
  b. So-called trust        The actual owner(1)
     account that is not a
     legal or valid trust
     under state law
5. Sole proprietorship      The owner(3)

                            Give the EMPLOYER
                            IDENTIFICATION
For this type of account:   Number of--
                                          -----
 6. Sole proprietorship     The owner(3)
 7. A valid trust, estate,  The legal entity(4)
    or pension trust
 8. Corporate               The corporation
 9. Association, club,      The organization
    religious, charitable,
    educational or other
    tax exempt
    organization
10. Partnership             The partnership
11. A broker or registered  The broker or
    nominee                 nominee
12. Account with the        The public entity
    Department of
    Agriculture in the
    name of a public
    entity (such as a
    state or local
    government, school
    district, or prison)
    that receives
    agricultural program
    payments


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(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security Number, that person's Social Security Number must be furnished.

(2) Circle the minor's name and furnish the minor's Social Security Number.

(3) You must show your individual name, but you may also enter your business or "doing business as" name.

   You may use either your Social Security Number or your Employer Identification Number (if you have one).

(4) List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title).

Note: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.